UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 1, 2012, D.R. Horton, Inc. (the “Borrower”) and The Royal Bank of Scotland plc (“RBS” or “Administrative Agent”) entered into an Amendment No. 1 (the “Amendment”) to the Credit Agreement dated as of September 7, 2012 (the “Credit Agreement”).

Pursuant to the Credit Agreement, RBS was the initial and sole lender with a Revolving Credit Commitment of $125,000,000. Pursuant to the Amendment, RBS will decrease its Revolving Credit Commitment to $100,000,000 and five Additional Lenders will be added with each Additional Lender committing to a Revolving Credit Commitment of $100,000,000 as further set forth on Schedule 1 to the Amendment. After giving effect to the Additional Commitments and the RBS Reduction, the aggregate amount of outstanding Revolving Credit Commitments under the Credit Agreement will be $600,000,000. The Amendment further increases the Aggregate Revolving Credit Facility Limit under the Credit Agreement from $500,000,000 to $1,000,000,000.

The description and terms of the Amendment provided herein are qualified in their entirety by reference to the full and complete terms contained in the Amendment which is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference herein. Capitalized terms not defined herein are defined in the Amendment or Credit Agreement. The Credit Agreement was previously filed by the D.R. Horton, Inc. on Form 8-K on September 10, 2012.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

10.1	Amendment No. 1 to Credit Agreement, dated November 1, 2012 by and among D.R. Horton, Inc., The Royal Bank of Scotland plc, as Administrative Agent, and the Lenders named therein.

99.1	Press Release issued by D.R. Horton, Inc. dated November 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: November 5, 2012	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated November 1, 2012 by and among D.R. Horton, Inc., The Royal Bank of Scotland plc, as Administrative Agent, and the Lenders named therein.

99.1	Press Release dated November 1, 2012.